Exhibit 10.9

Dollar General Store #13793

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this “Assignment”) is made and entered into effective as of the 28th day of December, 2012, by and between THE BROADWAY GROUP, LLC, an Alabama limited liability company, (herein referred to as “Assignor”), and IREIT LAGRANGE HAMILTON DG, L.L.C., (herein singly or collectively referred to as “Assignee”);

WITNESSETH:

WHEREAS, The Broadway Group, LLC, an Alabama limited liability company (the “Landlord”) entered into that certain Lease with Dolgencorp, LLC, a Kentucky limited liability company (the “Tenant”) dated effective the 8TH day of February, 2012, as subsequently modified by Lease Modification Agreement #1 dated November 21, 2012, (herein referred to as the “Lease”), pertaining to the lease by said Tenant from Landlord of the real estate and improvements located at 2956 Hamilton Road, LaGrange, Troup County, Georgia, and being more particularly described on Exhibit “A” attached hereto and made a part hereof by reference (the “Leased Premises”); and,

WHEREAS, a Memorandum of Lease dated September 19, 2012 which summarizes the terms of said Lease was recorded in Deed Book 1669, Pages 741 – 746, in the Office of the Clerk of the Superior Court of Troup County, Georgia; and,

WHEREAS, Assignor has agreed to assign all of its right, title and interest in and to the Lease and the Leased Premises to Assignee, and Assignee has agreed to assume and perform Assignor’s liabilities and obligations as Landlord arising under the Lease on and after the date hereof, all in accordance with this Assignment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1. Assignment. Assignor hereby assigns, transfers, and sets over to Assignee and Assignee does hereby accept such assignment, transfer and setting over to Assignee, all of Assignor’s rights, benefits, privileges and obligations as Landlord in and to the Lease.

2. Indemnity by Assignor. Assignor shall indemnify and hold Assignee harmless from any claim, liability, cost or expense (including without limitation reasonable attorneys’ fees and costs) arising out of any obligation or liability of the Landlord under the Lease which was to be performed or which became due prior to the date hereof.

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3. Assumption. Assignee hereby assumes all liabilities and obligations of Assignor as Landlord under the Lease, or which arise out of Assignor being the owner of the property which is the subject of the Lease, which arise on or after the date hereof and agrees to perform all obligations of Landlord under the Lease, which are to be performed or which become due on or after the date hereof.

4. Indemnity by Assignee. Assignee shall indemnify and hold Assignor harmless from any claim, liability, cost or expense (including without limitation reasonable attorneys’ fees) arising out of Assignee’s failure to perform any of Assignee’s obligations as Landlord under the Lease arising on or after the date upon which the Lease is assumed by Assignee hereunder

5. Representations and Warranties Assignor hereby represents and warrants to Assignee:

(a)	That Assignor is the owner of the fee simple estate of the subject property, has full power and authority to assign the Lease to Assignee, and that said Lease has been executed by the proper parties;

(b)	That all of the terms, provisions and conditions of Lease is currently in full force and effect according to its original terms and that there are no present defaults in the performance of any of such terms and conditions;

(c)	That the Assignor has not executed a prior assignment of said Lease which remains in full force and effect.

(d)	That the Assignor has not performed any acts or executed any instruments which might prevent the Assignee from operating any of the terms or conditions of this assignment and agreement or which would limit the Assignee in such operations;

(e)	That the Assignor has not executed or granted any modification or amendment of the Lease, except as specifically enumerated herein;

(f)	That the Assignor has been paid all amounts due as Landlord under the Lease and the Tenant in said Lease is current in the amounts due Assignor as Landlord;

(g)	That there are no outstanding obligations of the Assignor as Landlord under the Lease; and,

(h)	That no security deposit has been paid to the Assignor by the Tenant in said Lease.

6. Further Assurances. Assignor covenants with Assignee and Assignee covenants with Assignor that each will execute or procure any additional documents necessary to establish the rights of the other hereunder. Assignor does further assign to Assignee all security deposits, if any, paid by the Tenant specified in said Lease.

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7. Counterparts. This Assignment may be executed by the parties in counterparts, in which event the signature pages thereof shall be combined in order to constitute a single original document.

8. Binding Effect. This Assignment shall be binding upon and inure to the benefit of Assignor, Assignee and their respective successors, heirs and assigns.

IN WITNESS WHEREOF, the undersigned Assignor has caused this Assignment to be executed by its duly authorized Manager effective as of the date set forth above.

ASSIGNOR:

THE BROADWAY GROUP, LLC, an Alabama limited liability company

BY: BROADWAY MANAGEMENT, LLC,

Its Manager

By: /s/ Robert M. Broadway

Robert M. Broadway, Manager

Signed, sealed and delivered in the

presence of:

_/s/ Melanie Cop____________________

Unofficial Witness

/s/ James G. Harrison

Notary Public

My Commission Expires: July 15, 2015

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IN WITNESS WHEREOF, the undersigned Assignee has caused this Assignment to be executed by its duly authorized representative effective as of the date set forth above.

ASSIGNEE:

IREIT LAGRANGE HAMILTON DG, L.L.C., a Delaware limited liability company

BY:	IREIT DG SPE II MEMBER, L.L.C., a Delaware limited liability company, its Sole Member

By: INLAND REAL ESTATE INCOME

TRUST, INC., a Maryland corporation,

Its Sole Member

By: /s/ David Z. Lichterman

Name: David Z. Lichterman

Title: Treasurer/Chief Accounting Officer

Signed, sealed and delivered in the

presence of:

__________________________________

Unofficial Witness

/s/ Susan Metzler

Notary Public

My Commission Expires: May 5, 2015

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